Exhibit 99.1

Ability Inc. Announces Dual Listing on the Tel Aviv Stock Exchange

●         Ordinary shares currently are listed on NASDAQ and will be listed on the Tel Aviv Stock
Exchange (TASE) beginning January 12, 2016 under ticker symbol ABIL

New York, NY and Tel Aviv, Israel – January 8, 2016 – Ability Inc. (NASDAQ: ABIL; ABILW) (“Ability”), a leading provider of innovative tactical communications intelligence solutions, announced today that the Tel Aviv Stock Exchange (TASE) has approved the listing of the ordinary shares of Ability and trading is expected to begin on or about Tuesday, January 12, 2016 under the ticker symbol ABIL.

Anatoly Hurgin, Chief Executive Officer of Ability, stated: "As an Israel-based company, we are pleased to dual-list on the Tel Aviv Stock Exchange. It will allow local investors to be part of the Ability story, which represents Israeli ingenuity and innovation."

TASE CEO, Yossi Beinart said, “We welcome Ability to the Tel Aviv Stock Exchange. Ability joins a group of cross-listed companies entitling them to significant benefits, including added exposure to institutional and retail investors in Israel as well as the extension of the trading day.”

The shares of Ability will continue to be listed on NASDAQ, subject to the rules and regulations applicable to NASDAQ-listed companies. Investors should note that trading on the TASE occurs Sunday through Thursday from 9:30 am to 5:30 pm Israel time, except on TASE trading holidays. The TASE Clearing House is electronically linked to the Depository Trust Company, a subsidiary of the Depository Trust & Clearing Corporation, to automate the cross-border settlement of shares listed on both the TASE and a U.S. Exchange. No new shares are to be issued in connection with the admission to trading on the Tel Aviv Stock Exchange.

About Ability Inc.

Ability Inc. (formerly Cambridge Holdco Corp.) (“Ability”) is the sole owner of Ability Computer & Software Industries Ltd., following the recent closing of the business combination between Cambridge Capital Acquisition Corporation, Ability Computer & Software Industries Ltd. and Ability.

Headquartered in Tel Aviv, Israel, Ability Computer & Software Industries Ltd. was founded in 1994 and is a leading provider of innovative tactical communications intelligence solutions used by government agencies, military forces, law enforcement and homeland security agencies worldwide, with an installed base in more than 50 countries. Ability offers a broad range of lawful interception, surveillance, decryption, cyber and geolocation solutions, with a strong focus on active and passive off-air interception and decryption of communications on GSM, CDMA, UMTS and LTE cellular systems as well as Iridium, Thuraya, and other satellite networks. State-of-the-art technology underpins Ability’s scalable offerings, which can be tactical-and-portable, or strategic-and-fixed, depending on its customers’ needs. Additional information regarding Ability may be found at http://www.interceptors.com.

Forward Looking Statements

This press release contains "forward-looking statements." Words such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar expressions, as well as statements in future tense, often signify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information that the Company has when those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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Contacts:

Ability Inc.

Avi Levin, Chief Financial Officer

347-302-5316

avi@ability.co.il

The Equity Group Inc.

Kalle Ahl, CFA

212-836-9614

kahl@equityny.com